Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-152892 and No. 333-152890) and Form S-8 (No. 333-122326, No. 333-115893, No. 333-159324, No. 333-159325, No. 333-160008 and No. 333-160367) of Assured Guaranty Ltd. of our report dated March 18, 2009 relating to the consolidated financial statements and financial statement schedule of Financial Security Assurance Holdings Ltd. which appears in this Current Report on Form 8-K for July 1, 2009.

PricewaterhouseCoopers LLP
New York, NY
July 8, 2009